UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2007

ALLIANCE LAUNDRY SYSTEMS LLC

ALLIANCE LAUNDRY CORPORATION

ALLIANCE LAUNDRY HOLDINGS LLC

(Exact name of registrant as specified in its charter)

DELAWARE DELAWARE DELAWARE	333-56857 333-56857-01 333-56857-02	39-1927923 39-1928505 52-2055893
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Shepard Street, P.O. Box 990

RIPON, WISCONSIN 54971-0990

(Address of Principal executive offices, including Zip Code)

(920) 748-3121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On August 14, 2007, Alliance Laundry Holdings LLC (the “Company”), Alliance Laundry Systems LLC and Alliance Laundry Corporation filed a Form 12b-25, Notification of Late Filing, disclosing that they would be unable to file their Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007 (the “June 2007 Form 10-Q”) by the required filing date of August 14, 2007.

The Company identified errors in its reconciliation of unvouched payables which resulted in the understatement of the Company’s liabilities. Based on its analysis to date, the Company believes that the aggregate amount of such understatement is between $2.4 million to $2.7 million of which approximately $1.8 million is attributable to the year ended December 31, 2006 and the remainder of which is attributable to the Company’s quarterly fiscal period ended March 31, 2007. The Company has not yet completed its analysis of the effect that these errors will have on its previously issued consolidated financial statements. Based on its analysis to date, the Company believes that the consolidated financial statements for the first quarter of 2007, the fiscal year ended December 31, 2006 and certain quarters of 2006 may be affected by these errors. The Company has disclosed that it will not be able to file its June 2007 Form 10-Q until it completes its analysis of these matters.

While the Company is continuing to evaluate the effect of its failure to timely file its June 2007 Form 10-Q, such failure is not expected to have an immediate impact on the Company’s cash position. Under the terms of the Company’s Credit Agreement, dated as of January 27, 2005 (the “Senior Credit Facility”), the Company’s failure to timely provide its financial statements to the administrative agent thereunder for the quarterly period ended June 30, 2007 (the “June Financial Statements”) constitutes a default under the Senior Credit Facility. As a result of such default, the Company will be unable to draw any amounts under the revolving portion of the Senior Credit Facility (the “Revolver”) until such default is cured. The Company does not believe that its inability to draw any amounts under the Revolver will have a material adverse impact on the Company’s ability to finance its operations. If the Company is unable to cure such default or obtain a waiver within 30 days of the date hereof, the lenders holding a majority of the outstanding loans under the Senior Credit Facility will have the right to declare the loans thereunder due and payable. The outstanding principal amount of loans under the Senior Credit Facility as of August 14, 2007 is $239 million. Under the terms of the Company’s asset backed facility for the sale of equipment notes and trade receivables (the “Asset Backed Facility”), the Company’s failure to timely provide the June Financial Statements to certain parties thereto constitutes a default under the Asset Backed Facility. The Company does not currently expect such default to have a near term impact on available liquidity under the Asset Backed Facility.

The audit committee of the Company’s indirect parent (the “Audit Committee”), ALH Holding Inc., has commissioned an external review of certain accounting matters based upon a complaint of a former employee, which matters include the accounting errors discussed above.

Although the Company has not yet completed its assessment of the impact of the errors described above on its internal control over financial reporting and disclosure controls and procedures, the Company’s Chief Executive Officer and Chief Financial Officer believe, based on their analysis to date, that a potential material weakness in the Company’s internal control over financial reporting contributed to the accounting errors discussed above.

The Audit Committee has discussed these matters with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP.

Forward Looking Statements

The information presented herein contains predictions, estimates or other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Such forward-looking statements involve known and unknown uncertainties and other factors that may cause the actual results of the Company’s analysis of the accounting errors described above and its actions related thereto and resulting therefrom, including the availability of financing, to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may”, “plan”, “seek”, “will”, “expect”, “intend”, “estimate”, “believe” or “anticipate” or the negative thereof or variations thereon or similar terminology. All forward-looking statements speak only as of the date made, and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE LAUNDRY SYSTEMS LLC (Registrant)

Date: August 14, 2007		/s/ Thomas F. L’Esperance
	Name:	Thomas F. L’Esperance
	Title:	CEO & President

/s/ Bruce P. Rounds
	Name:	Bruce P. Rounds
	Title:	Vice President Chief Financial Officer

ALLIANCE LAUNDRY CORPORATION (Registrant)

Date: August 14, 2007		/s/ Thomas F. L’Esperance
	Name:	Thomas F. L’Esperance
	Title:	CEO & President

/s/ Bruce P. Rounds
	Name:	Bruce P. Rounds
	Title:	Vice President Chief Financial Officer

ALLIANCE LAUNDRY HOLDINGS LLC (Registrant)

Date: August 14, 2007		/s/ Thomas F. L’Esperance
	Name:	Thomas F. L’Esperance
	Title:	CEO & President

/s/ Bruce P. Rounds
	Name:	Bruce P. Rounds
	Title:	Vice President Chief Financial Officer

3